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                                                                    EXHIBIT 99.2



THE OPTION GRANTED PURSUANT TO THIS AGREEMENT AND THE SHARES ISSUABLE UPON THE EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.(1)

                             TREGA BIOSCIENCES, INC.
                   STOCK OPTION AGREEMENT RELATING TO OPTIONS
                          ORIGINALLY GRANTED UNDER THE
                         NAVICYTE, INC. 1997 STOCK PLAN
                            (INCENTIVE STOCK OPTION)


Name of Optionee:                           ____________________________
Number of Shares of Trega
Common Stock:                               ____________________________
Type of Option:                             Incentive Stock Option
Exercise Price Per Share:                   ____________________________
Effective Date of
Original Grant:                             ____________________________
Date Exercisable:                           Immediately Upon Issuance
Vesting:                                    Fully Vested
Absolute Expiration Date:                   ____________________________


        This Stock Option Agreement (this "OPTION AGREEMENT") is entered into as of __________ __, 1998 (the "OPTION AGREEMENT DATE") between the above-named Optionee (the "OPTIONEE") and Trega Biosciences, Inc., a Delaware corporation ("TREGA" or the "COMPANY"), with reference to the following facts:

        A. Trega and NaviCyte, Inc., a Delaware corporation ("NAVICYTE"), have entered into that certain Agreement and Plan of Reorganization (the "MERGER AGREEMENT") pursuant to which NaviCyte has been merged with and into a wholly owned subsidiary of Trega (the "MERGER"). As a result, at the effective time of the Merger (the "EFFECTIVE TIME"), (i) NaviCyte became a wholly owned subsidiary of Trega, (ii) all shares of the capital stock of NaviCyte issued and outstanding prior to the Effective Time were converted into merger consideration as provided in the Merger Agreement, including shares of the Common Stock of Trega, par value $0.001 per share ("TREGA COMMON STOCK"), and (iii) all options to acquire shares of the capital stock of


--------

1   Note: It is the intent of Trega to file a Registration Statement on Form S-8 with the Securities and Exchange Commission with respect to the shares of Trega Common Stock issuable upon any exercise of the Option (as defined herein) following the Effective Time (as defined herein). However, on the date of this Stock Option Agreement, such a Registration Statement has not yet been filed.

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NaviCyte outstanding prior to the Merger were converted into options to acquire shares of Trega Common Stock ("SUBSTITUTE TREGA OPTIONS").

        B. Among other matters contemplated by the Merger Agreement, one-fourth (25%) of all shares of Trega Common Stock issued as a result of the Merger (whether as merger consideration or upon the exercise of any Substitute Trega Option, including the Option (as defined below) set forth herein) shall be "ESCROW SHARES" as defined in the Merger Agreement.
As a result, and without limitation:

        * one-fourth (25%) of the shares of Trega Common Stock available for issuance upon the exercise of the Option (i) are subject to the provisions of Sections 1.5 and 6 of the Merger Agreement (including, without limitation, Trega's Offset Right (as defined in the Merger Agreement)), SCHEDULE 1 to the Merger Agreement and the provisions of the Escrow Agreement (as defined in the Merger Agreement) and (ii) shall be delivered, as applicable (e.g., subject to Trega's rights pursuant to the Trega's Offset Right and/or release pursuant to the provisions of SCHEDULE 1 to the Merger Agreement), into the Escrow Account (as defined in the Merger Agreement) promptly upon issuance; and

        * the Optionee, upon any exercise of the Option, shall become an "ENTITLED HOLDER" for purposes of Section 1.5(c)(iv) of the Merger Agreement as though the Option had been exercised prior to the Effective Time.

        C. Prior to the Effective Time, the Optionee held an option to acquire shares of the Common Stock of NaviCyte, par value $0.0001 per share (the "PRIOR OPTION"), which had been granted under the NaviCyte, Inc. 1997 Stock Plan (the "1997 PLAN"). This Option Agreement is intended to reflect the assumption by Trega of the obligations of NaviCyte with respect to the Prior Option (albeit subject to the terms and conditions set forth herein).

        D. This Option Agreement remains subject to the terms of the 1997 Plan which, for purposes of this Option Agreement, Trega has assumed (although the "Company" and the "Stock," for purposes of the 1997 Plan, shall be deemed to be "Trega" and "Trega Common Stock," respectively, from and after the Effective
Time).

        NOW, THEREFORE, in consideration of the premises and of the mutual provisions, agreements and covenants herein contained, the parties agree as follows:

SECTION 1.  OPTION

        (a) Option. On the terms and conditions set forth in this Option Agreement, the Optionee possesses the option (the "OPTION") to purchase, at the Exercise Price Per Share (as noted above), the Number of Shares of Trega Common Stock (as noted above).

        (b) Type of Option. The Option is intended to be an ISO, as noted above.



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        (c) Stock Plan and Defined Terms. The Option and this Option Agreement are subject to the 1997 Plan, a copy of which the Optionee acknowledges having received. The provisions of the 1997 Plan are incorporated into this Option Agreement by this reference (although (i) the "Company" and the "Stock," for purposes of the 1997 Plan, shall be deemed to be "Trega" and "Trega Common Stock," respectively, from and after the Effective Time and (ii) to the extent that any conflict shall exist between the terms of this Option Agreement and the 1997 Plan, the terms of this Option Agreement shall control).

        (d) Terms. Capitalized terms are defined in Section 14 of this Agreement and/or in the Plan.

SECTION 2.  RIGHT TO EXERCISE

        (a) Exercisability. The Option may be immediately exercised in full. Shares acquired by the Optionee upon any exercise of the Option are not subject to any right of repurchase in favor of the Company under the 1997 Plan.

        (b) $100,000 Limitation. Since the Option is designated as an ISO, the Optionee's right to exercise the Option shall be deferred to the extent (and only to the extent) that the Option otherwise would not be treated as an ISO by reason of the $100,000 annual limitation under Section 422(d) of the Code, except that:

               (i) The Optionee's right to exercise the Option shall not be deferred with respect to that portion of the Shares subject to the Option whose Fair Market Value as of the Effective Date of Original Grant (as noted above) exceeds $500,000; and

               (ii) The Optionee's right to exercise the Option shall no longer be deferred in the event that (A) a Change in Control occurs, (B) the Option is not assumed by the surviving corporation or its parent and (C) the surviving corporation or its parent does not substitute its own option for the Option.

SECTION 3.  NO TRANSFER OR ASSIGNMENT OF OPTION

        Except as otherwise provided in this Option Agreement, the Option and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy, or similar process.

SECTION 4.  EXERCISE PROCEDURES

        (a) Notice of Exercise. The Optionee or the Optionee's representative may exercise the Option by giving written notice to the Company pursuant to
Section 13(c). The notice shall specify the election to exercise the Option, the number of Shares for which it is being exercised and the form of payment. The notice shall be signed by the person exercising the Option. In the event that the Option is being exercised by the representative of the Optionee, the notice shall be accompanied by proof (satisfactory to the Company) of the representative's right to exercise



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the Option. The Optionee or the Optionee's representative shall deliver to the
Company, at the time of giving the notice, payment in a form permissible under
Section 5 for the full amount of the Purchase Price.

        (b) Issuance of Shares. After receiving a proper notice of exercise, the Company shall cause to be issued a certificate or certificates for the Shares as to which the Option has been exercised, registered in the name of the person exercising the Option (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship). The Company shall cause such certificate or certificates to be deposited in escrow or delivered to or upon the order of the person exercising the Option.

        (c) Withholding Taxes. In the event that the Company determines that it is required to withhold any tax as a result of the grant or exercise of the Option, the Optionee, as a condition to the exercise of the Option, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements. The Optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Shares purchased by exercising the Option.

SECTION 5.  PAYMENT FOR STOCK

        (a) Cash. All or part of the Purchase Price may be paid in cash or cash equivalents.

        (b) Surrender of Stock. All or part of the Purchase Price may be paid by the surrender of Shares in good form for transfer. Such Shares must have a fair market value (as determined by the Board of Directors) on the date of exercise of the Option which, together with any amount paid in another form permissible under this Section 5, is equal to the Purchase Price. The Optionee shall not surrender Shares in payment of the Exercise Price Per Share (as noted above) if such surrender would cause the Company to recognize compensation expense with respect to the Option for financial reporting purposes.

        (c) Exercise/Sale. If Stock is publicly traded, all or part of the Purchase Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company.

        (d) Exercise/Pledge. If Stock is publicly traded, all or part of the Purchase Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

SECTION 6.  TERM AND EXPIRATION

        (a) Basic Term. This option shall in any event expire on the Absolute Expiration Date (as noted above), which date is ten (10) years after the Effective Date of Original Grant (as noted above), or five (5) years after the Effective Date of Original Grant if the Option is designated as an ISO (as noted above) and Section 3(b) of the Plan applies.



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        (b) Termination of Service (Except by Death). If the Optionee's Service
terminates for any reason other than death, then the Option shall expire on the earliest of the following occasions:

               (i) The expiration date determined pursuant to Subsection
(a) above;

               (ii) The date three (3) months after the termination of the Optionee's Service for any reason other than Disability; or

               (iii) The date six (6) months after the termination of the Optionee's Service by reason of Disability.

The Optionee may exercise all or part of the Option at any time before its expiration under the preceding sentence. In the event that the Optionee dies after termination of Service but before the expiration of the Option, all or part of the Option may be exercised (prior to expiration) by the executors or administrators of the Optionee's estate or by any person who has acquired the Option directly from the Optionee by beneficiary designation, bequest or inheritance.

               (c) Death of the Optionee. If the Optionee dies while in Service, then the Option shall expire on the earlier of the following dates:

                (i) The expiration date determined pursuant to Subsection (a) above; or

                (ii) The date 12 months after the Optionee's death.

All or part of the Option may be exercised at any time before its expiration under the preceding sentence by the executors or administrators of the Optionee's estate or by any person who has acquired the Option directly from the Optionee by beneficiary designation, bequest or inheritance.

               (d) Leaves of Absence. For any purpose under this Agreement, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing and if continued crediting of Service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

               (e) Notice Concerning ISO Treatment. Since the Option is designated as an ISO (as noted above), it ceases to qualify for favorable tax treatment as an ISO to the extent it is exercised (i) more than three months after the date the Optionee ceases to be an Employee for any reason other than death or permanent and total disability (as defined in Section 22(e)(3) of the Code), (ii) more than 12 months after the date the Optionee ceases to be an Employee by reason of such permanent and total disability or (iii) after the Optionee has been on a leave of absence for more than 90 days, unless the Optionee's reemployment rights are guaranteed by statute or by contract.



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SECTION 7.  NO FURTHER RIGHTS TO ACQUIRE NAVICYTE SHARES

        Without limiting any other consents or arrangements between the Optionee and the Company and/or NaviCyte, the Optionee agrees that the Optionee has no further entitlement whatsoever to acquire any shares of the capital stock of NaviCyte.

SECTION 8.  ESCROW ARRANGEMENTS; OFFSET SHARES

        (a) The Merger Agreement, to the extent that it relates to the issuance of Escrow Shares and Trega's Offset Right, and any and all arrangements relating thereto (e.g., Sections 1.5 and 6 of the Merger Agreement, SCHEDULE 1 to the Merger Agreement and the form of Escrow Agreement attached to the Merger Agreement), is hereby incorporated herein by reference as though fully set forth herein.

        (b) The Optionee agrees that one-fourth (25%) of all shares of Trega Common Stock issued upon any exercise of the Option shall be "ESCROW SHARES" as defined in the Merger Agreement. As a result, and without limitation:

        * one-fourth (25%) of the shares of Trega Common Stock available for issuance upon the exercise of the Option (i) are subject to the provisions of Sections 1.5 and 6 of the Merger Agreement (including, without limitation, Trega's Offset Right (as defined in the Merger Agreement)), SCHEDULE 1 to the Merger Agreement and the provisions of the Escrow Agreement (as defined in the Merger Agreement) and (ii) shall be delivered, as applicable (e.g., subject to Trega's rights pursuant to the Trega's Offset Right and/or release pursuant to the provisions of SCHEDULE 1 to the Merger Agreement), into the Escrow Account (as defined in the Merger Agreement) promptly upon issuance; and

        * the Optionee, upon any exercise of the Option, shall become an "ENTITLED HOLDER" for purposes of Section 1.5(c)(iv) of the Merger Agreement as though the Option had been exercised prior to the Effective Time.

SECTION 9.  LEGALITY OF INITIAL ISSUANCE

        No Shares shall be issued upon any exercise of the Option unless and until the Company has determined that:

               (a) It and the Optionee have taken any actions required to register the Shares under the Securities Act or to perfect an exemption from the registration requirements thereof;

               (b) Any applicable listing requirements of any stock exchange on which Stock is listed or any requirements of any primary inter-dealer quotation service on which trading in the Stock is reported have been satisfied; and

               (c) Any applicable provisions of state or federal law have been satisfied.



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SECTION 10.  NO REGISTRATION RIGHTS

        The Company may, but shall not be obligated to, register or qualify the sale of Shares under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Shares under this Option Agreement to comply with any law.

SECTION 11.  RESTRICTIONS ON TRANSFER

        (a) Securities Law Restrictions. Regardless of whether the offering and sale of Shares under the 1997 Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company, at its discretion, may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

        (b) ONE-YEAR PROHIBITION ON SALES. NOTWITHSTANDING ANY OTHER PROVISION IN THIS OPTION AGREEMENT OR THE 1997 PLAN TO THE CONTRARY, ANY SHARES ACQUIRED UPON AN EXERCISE OF THE OPTION SHALL NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF FOR A PERIOD OF ONE YEAR FOLLOWING THE OPTION AGREEMENT DATE.

        (c) Investment Intent at Grant. The Optionee represents and agrees that the Shares to be acquired upon any exercise of the Option will be acquired for investment, and not with a view to the sale or distribution thereof.

        (d) Investment Intent at Exercise. In the event that the sale of Shares under the 1997 Plan is not registered under the Securities Act but an exemption is available which requires investment representations or other representations, the Optionee shall represent and agree at the time of exercise that the Shares being acquired upon any exercise of the Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

        (e) Legends. All certificates evidencing Shares purchased under this Agreement shall bear the following legend:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE
        SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNTIL [_________], 1999 [ONE YEAR FOLLOWING THE OPTION AGREEMENT DATE]



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All certificates evidencing Shares purchased upon an exercise of the Option in an unregistered transaction shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

        "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

               (f) Removal of Legends. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares issued upon an exercise of this Option is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

               (g) Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 11 shall be conclusive and binding on the Optionee and all other persons.

SECTION 12.  ADJUSTMENT OF SHARES

        In the event of any transaction described in Section 8(a) of the Plan, the terms of the Option (including, without limitation, the number and kind of Shares subject to the Option and the Exercise Price Per Share as noted above) shall be adjusted as set forth in Section 8(a) of the Plan. In the event that the Company is a party to a merger or consolidation, the Option shall be subject to the agreement of merger or consolidation, as provided in Section 8(b) of the Plan.

SECTION 13.  MISCELLANEOUS PROVISIONS

               (a) Rights as a Stockholder. Neither the Optionee nor the Optionee's representative shall have any rights as a stockholder with respect to any Shares subject to the Option until the Optionee or the Optionee's representative becomes entitled to receive such Shares by filing a notice of exercise and paying the Purchase Price pursuant to Sections 4 and 5.

               (b) No Retention Rights. Nothing in this Option Agreement or in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Optionee), which rights are hereby expressly reserved, to terminate the Optionee's Service at any time and for any reason, with or without cause.

               (c) Notice. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall



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be addressed to the Company at its principal executive office and to the
Optionee at the address that he or she most recently provided to the Company.

               (d) Entire Agreement. This Option Agreement, the 1997 Plan and the Merger Agreement constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

               (e) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

SECTION 14.  DEFINITIONS

               (a) "AGREEMENT" shall mean this Stock Option Agreement.

               (b) "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company, as constituted from time to time or, if a Committee has been appointed, such Committee.

               (c) "CHANGE IN CONTROL" shall mean:

                   (i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization; or

                   (ii) The sale, transfer or other disposition of all or substantially all of the Company's assets.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

               (d) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

               (e) "COMMITTEE" shall mean a committee of the Board of Directors, as described in Section 2 of the Plan.

               (f) "COMPANY" shall mean Trega Biosciences, Inc., a Delaware corporation.

               (g) "CONSULTANT" shall mean an individual who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees and Outside Directors.



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               (h) [RESERVED]

               (i) "DISABILITY" shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

               (j) "EMPLOYEE" shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

               (k) [RESERVED]

               (l) "FAIR MARKET VALUE" shall mean the fair market value of a Share, as determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons.

               (m) "ISO" shall mean an employee incentive stock option described in Section 422(b) of the Code.

               (n) "NONSTATUTORY OPTION" shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.

               (o) [RESERVED]

               (p) [RESERVED]

               (q) "OUTSIDE DIRECTOR" shall mean a member of the Board of Directors who is not an Employee.

               (r) "PARENT" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               (s) "PLAN" shall mean the Navicyte, Inc. 1997 Stock Plan, as in effect immediately prior to the Effective Time.

               (t) "PURCHASE PRICE" shall mean the Exercise Price Per Share (as noted above) multiplied by the number of Shares with respect to which the Option is being exercised.

               (u) [RESERVED]

               (v) [RESERVED]

               (w) [RESERVED]

               (x) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.



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               (y) "SERVICE" shall mean service as an Employee, Outside Director or Consultant.

               (z) "SHARE" shall mean one share of Stock, as adjusted in accordance with Section 8 of the Plan (if applicable).

               (aa) "STOCK" shall mean the Common Stock of the Company, with a par value of $0.001 per Share.

               (ab) "SUBSIDIARY" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               (ac) "TRANSFEREE" shall mean any person to whom the Optionee has directly or indirectly transferred any Share acquired under this Agreement.

               (ad) "TRANSFER NOTICE" shall mean the notice of a proposed transfer of Shares described in Section 8.

        IN WITNESS WHEREOF, the parties have executed this Option Agreement as of the Option Agreement Date.


TREGA BIOSCIENCES, INC.                OPTIONEE:



By: ______________________________     _________________________________________

Its: _____________________________     _________________________________________



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